                                                             Exhibit - (d)(1)(i)


                                   SCHEDULE A
                              WITH RESPECT TO THE

                          SECOND AMENDED AND RESTATED
                        INVESTMENT MANAGEMENT AGREEMENT

                                    BETWEEN

                                ING EQUITY TRUST

                                      AND

                              ING INVESTMENTS, LLC



SERIES                                    ANNUAL INVESTMENT MANAGEMENT FEE
------                                    --------------------------------
                                   (as a percentage of average daily net assets)

ING Disciplined LargeCap Fund                         0.70%

ING LargeCap Value Fund              0.90% on first $50 million of assets
                                     0.85% on next $450 million of assets
                                                0.80% thereafter

ING MidCap Opportunities Fund        1.00% on first $500 million of assets
                                                0.90% thereafter

ING MidCap Value Choice Fund                          1.00%

ING MidCap Value Fund                1.00% on first $50 million of assets
                                                0.90% thereafter

ING Real Estate Fund                                  0.70%

ING SmallCap Opportunities Fund      1.00% of the first $100 million of assets
                                     0.90% of the next $150 million of assets
                                     0.80% of the next $250 million of assets
                                     0.75% of assets in excess of $500 million

ING SmallCap Value Choice Fund                         1.00%

ING SmallCap Value Fund              1.00% on first $50 million of assets
                                                0.90% thereafter



                                       7